Exhibit 10.27.9

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made by and between LAPORTE RETIREMENT L.L.C., an Indiana limited liability company ("Landlord"), and SUMMERVILLE 2 LLC, a Delaware limited liability company ("Tenant"), as an amendment to that certain Lease Agreement effective April 1, 2005 (the "Lease"), as previously amended by a First Amendment To Lease Agreement effective August 15, 2006 (the "First Amendment") and a Second Amendment To Lease Agreement effective August 15, 2006 (the "Second Amendment"). Capitalized terms not otherwise defined have the meaning stated in the First Amendment.

Background:

A.            Landlord has leased to Tenant, pursuant to the Lease, the Premises at at 2002 Andrew Avenue, LaPorte, Indiana 46350.

B.            By the First Amendment, Landlord has agreed to construct, and Tenant has agreed to lease, the Addition to the Premises.

C.            Per Section 2(c) of the First Amendment, Tenant had the right to terminate the First Amendment if Landlord had not obtained HUD and Mortgagee approval and the Loan Closing has not occurred by the Outside Date of February 15, 2007.

D.            The parties entered into the Second Amendment to extend the date that the Tenant would have the right to terminate the First Amendment, based on the HUD and Mortgagee approval not having been obtained and the Loan Closing not having occurred, to an Outside Date of April 30, 2007.

E.            The HUD and Mortgagee approvals were issued May 3, 2007, and the parties now wish to confirm the Tenant's agreement to lease the Addition in accordance with the First Amendment.

NOW, THEREFORE, in consideration of the mutual promises herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1.            Modification Of Outside Date. Section 2(c) of the First Amendment is hereby modified to provide that the Outside Date shall be July 31, 2007.

2.            Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument, and a facsimile copy shall be deemed to be as sufficient as an original for all purposes.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:

LAPORTE RETIREMENT L.L.C.,
an Indiana limited liability company

By:	/s/ Charles M. Loeser
Name: Charles M. Loeser
Title: Secretary

TENANT:

SUMMERVILLE 2 LLC,
a Delaware limited liability company

By:	/s/ Granger Cobb
Name: Granger Cobb
Title: President